Exhibit 5.1

Becker & Poliakoff, LLP 45 Broadway, 17th Floor New York, New York 10006 Phone: (212) 599-3322 Fax: (212) 557-0295

April 25, 2022

Planet Green Holdings Corp.

36-10 Union St., 2nd Floor

Flushing, NY 11345

(718) 799-0380

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3, as amended from time to time (the “Registration Statement”), filed by Planet Green Holdings Corp., a Nevada corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 25, 2022, which Registration Statement including the base prospectus contained therein (the “Prospectus”) relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an initial aggregate offering price of up to $200,000,000: (A) shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (B) shares (the “Preferred Shares”) of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (C) warrants to purchase shares of Common Stock or other securities offered pursuant to and described in the Prospectus (the “Warrants”) issued pursuant to one or more warrant agreements in the forms to filed as exhibits to a post-effective amendment or in a Prospectus Supplement (as defined below) (each, a “Warrant Agreement”); (D) debt securities, which may be offered as senior or subordinated and may be convertible (the “Debt Securities”), which may be issued pursuant to a note purchase agreement or an indenture to be dated on or about the date of the first issuance of the Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as an exhibit to a post-effective amendment or a Prospectus Supplement (as defined below), as such note purchase agreement may be supplemented from time to time (the “Note Purchase Agreement”) or as such indenture may be supplemented from time to time (the “Indenture”); (E) rights to purchase shares of Common Stock or other securities offered pursuant to and described in the Prospectus (the “Rights”), which such rights may be offered separately or together with one or more additional rights, or such other securities, or in any combination of such securities in the form of Units (as defined below); and (F) units comprising shares of Common Stock and/or one or more of the other securities described above (the “Units” and together with the Common Shares, the Preferred Shares, the Warrants, the Debt Securities and the Rights, collectively the “Securities”) issued pursuant to one or more unit agreements in the forms to filed as exhibits to a post-effective amendment or in a Prospectus Supplement (each, a “Unit Agreement”). The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

We are acting as special counsel for the Company in connection with the Registration Statement and the Prospectus. In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of (i) the Company’s articles of incorporation, as amended (the “Articles of Incorporation”), (ii) the Company’s amended and restated bylaws, as amended (the “Bylaws”), and (iii) the Registration Statement and the Prospectus, including all exhibits filed therewith, and have also examined and relied upon minutes of meetings and/or resolutions of the board of directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

With respect to our opinion as to the Common Shares and Preferred Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock and Preferred Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Shares and/or Preferred Shares (or other Securities convertible into, or exercisable for, shares of Common Stock and/or Preferred Stock, as applicable) is in an amount that is not less than the par value of the shares of Common Stock and/or Preferred Stock. We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, will be executed in the forms filed as exhibits to a Prospectus Supplement. We have also assumed that any Debt Securities offered under the Registration Statement, and the related Note Purchase Agreement, will be executed in the forms filed as exhibits to a Prospectus Supplement. We have also assumed that with respect to any Securities being issued upon conversion of any other Securities or upon exercise of any Warrants, the applicable convertible Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

With respect to our opinion as to the Rights and the Units, we have assumed that, at the time of issuance and sale, there are a sufficient number of Securities available for issuance and that the consideration for the issuance of the particular Securities underlying the sale of the Rights and the Units is in an amount that is not less than the par value of such underlying Securities.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

To the extent that the obligations of the Company with respect to the Securities may depend on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the Warrant Agreement for any Warrants and under the Unit Agreement for any Units, namely, the Trustee, the warrant agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement or Unit Agreement, as applicable; that such Indenture, Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Indenture, Warrant Agreement or Unit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement or Unit Agreement, as applicable.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Nevada. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York,and the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Shares do not violate any applicable law, are in conformity with the Articles of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Common Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) thereto required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Preferred Shares do not violate any applicable law, are in conformity with the Articles of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Preferred Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to the Warrants to be issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Warrant Agreement has been duly authorized by the Company and the applicable warrant agent by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the applicable warrant agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any series of the Debt Securities issued under the Note Purchase Agreement or Indenture, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Note Purchase Agreement or Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Note Purchase Agreement or Indenture in substantially the form filed as an exhibit to post-effective amendment or a Prospectus Supplement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Note Purchase Agreement or the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Note Purchase Agreement or the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Rights offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Rights have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Rights and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and delivered against payment therefor, then the Rights, when issued and sold in accordance with the applicable agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Units have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of Units and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable agreement(s) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable agreement(s) and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and the Prospectus and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are we are an “expert” within the meaning of the Securities Act or in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Becker & Poliakoff LLP
Becker & Poliakoff LLP